Exhibit 23.1

PricewaterhouseCoopers ABAS Ltd.

15th Floor, Bangkok City Tower

179/74-80 South Sathorn Road

Bangkok 10120

Thailand

Telephone +66 2 286 9999, 2 344 1000

Facsimile +66 2 286 5050, 2 286 0500

www.pwc.com/thailand

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2009 relating to the financial statements of Fabrinet and its subsidiaries, which appears in the Registration Statement on Form S-1 as amended (No. 333-163258).

/s/ PricewaterhouseCoopers ABAS Limited

Bangkok, Thailand

August 20, 2010